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                                                                   EXHIBIT 10(d)

                         THE SCOTTS MIRACLE-GRO COMPANY

                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                        AWARD AGREEMENT FOR NONDIRECTORS

The Scotts Miracle-Gro Company ("Company") believes that its business interests are best served by ensuring that you have an opportunity to share in the Company's business success. To this end, the Company sponsors the 2003 Stock Option and Incentive Equity Plan ("Plan") through which key employees, like you, may acquire (or share in the appreciation of) common shares of the Company.

We cannot guarantee that the value of your Award (or the value of the common shares you acquire through an Award) will increase. This is because the value of the Company's common shares is affected by many factors. However, the Company believes that your efforts contribute to the value of the Company's common shares and that the Plan (and the Awards made through the Plan) is an appropriate means of sharing with you the value of your contribution to the Company's business success.

This Agreement describes the type of Award that you have been granted and the conditions that must be met before you may receive the value associated with your Award. To ensure you fully understand these terms and conditions, you should:

      - Carefully read this Award Agreement and the attached copies of the Plan and Prospectus; and

      - Call us at (937) 578-5630 if you have any questions about your Award. Or, you may send a written inquiry to:

                                        The Scotts Miracle-Gro Company
                                          Attention: Robert J. Hanley
                                     Vice President, Total Global Rewards
                                            14111 Scottslawn Rd.
                                            Marysville, OH 43041

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                 DESCRIPTION OF YOUR NONQUALIFIED STOCK OPTIONS

YOU HAVE BEEN AWARDED NONQUALIFIED STOCK OPTIONS (or "NSOs") TO PURCHASE 16,900 COMMON SHARES OF THE COMPANY. You may purchase one of the Company's common shares for each NSO, but only if you pay $85.010 ("Exercise Price") for each common share purchased, you exercise the NSOs on or before October 12, 2015 ("Expiration Date") and meet the terms and conditions described in this Agreement and in the Plan and in the Prospectus.

                         LIMITS ON EXERCISING YOUR NSOS

Your NSOs will vest (and be exercisable) on October 12, 2008.

This does not mean that you must exercise your NSOs on this date; this is merely the first date that you may do so. However, your NSOs will expire unless they are exercised on or before the Expiration Date.

There also are some special situations in which your options may vest earlier. These are described later in this Agreement.

At any one time you may not exercise NSOs to buy fewer than 100 common shares of the Company (or, if smaller, the number of your outstanding vested NSOs). Also, you may never exercise an NSO to purchase a fractional common share of the Company; NSOs for fractional common shares will always be redeemed for cash.

                              EXERCISING YOUR NSOS

After they vest, you may exercise your NSOs by completing a form. This form, and other procedures that you must follow, are available from Merrill Lynch or by contacting us at the number (or address) shown above.

There are three exercise methods available to you. You will decide on the method at the time of exercise.

- CASHLESS EXERCISE AND SELL: You will settle in common shares of the Company. This will result in a cash payment (net of taxes) at settlement. The number of common shares required to settle costs and taxes is equal to the stock price appreciation at the time of exercise.

- COMBINATION EXERCISE (Exercise and sell enough common shares to cover cost and taxes): You have no out of pocket costs for doing the transaction, and hold a smaller number of common shares than exercised.

- EXERCISE AND HOLD: You come up with the monies to cover the exercise cost and taxes, and you will receive the common shares exercised on settlement.

If you do not elect one of these methods, we will apply the Cashless Exercise and Sell method described above.

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                          GENERAL TERMS AND CONDITIONS

THESE TERMS AND CONDITIONS APPLY TO ALL AWARDS ISSUED UNDER THIS AWARD AGREEMENT. THIS IS MERELY A SUMMARY OF THESE IMPORTANT TERMS AND CONDITIONS; YOU ARE URGED TO READ THE ENTIRE PLAN AND PROSPECTUS (COPIES OF WHICH ARE ATTACHED), ALL OF THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS AWARD AGREEMENT.

1.00     LOSS OF AN AWARD.  There are ways in which you may forfeit an Award.

[1]      IF YOU TERMINATE EMPLOYMENT . . .

Normally, your Awards will be cancelled on the date specified earlier in this Agreement unless all conditions imposed on them are met before that date. However, these Awards may be cancelled earlier than that date if you terminate employment (as defined in the Plan).

      [a]   If your employment is terminated by the Company for cause (as defined in the Plan), the Awards will expire on the date your employment ends; or

      [b]   If you terminate employment because you [I] die or [II] become disabled (as defined in the Plan), the Awards will expire no later than 60 months after you terminate (12 months in the case of any ISOs); or

      [c]   If you terminate after reaching either [I] age 55 and completing at least 10 years of employment or [II] age 62 regardless of your years of service, the Awards will expire no later than 60 months after you terminate (three months in the case of ISOs); or

      [d]   If you terminate employment for any other reason, your Awards will expire no later than 90 days after you terminate.

Note, it is your responsibility to keep track of when your Awards expire.

[2]   IF YOU ENGAGE IN CONDUCT THAT IS HARMFUL TO THE COMPANY (OR SUBSIDIARY)...

You also will forfeit any outstanding Awards and must return to the Company all common shares and other amounts you have received through the Plan if, without our consent, you do any of the following within 180 days before and 730 days after terminating employment with the Company:

      [a]   You serve (or agree to serve) as an officer, director, consultant or employee of any proprietorship, partnership or corporation or become the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business with which you have been involved anytime within five years before termination of employment or render any service (including, without limitation, advertising or business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business with which you have been involved anytime within five years before termination of employment;

      [b]   You refuse or fail to consult with, supply information to or otherwise cooperate with the Company after having been requested to do so;

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      [c]   You deliberately engage in any action that we conclude has caused substantial harm to the interests of the Company or any Subsidiary;

      [d]   On your own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or a Subsidiary to leave the Company's or Subsidiary's employment or use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Subsidiary concerning the names and addresses of the Company's and any Subsidiary's employees;

      [e]   You disclose confidential and proprietary information relating to the Company's and its Subsidiaries' business affairs ("Trade Secrets"), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company's and Subsidiaries' products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets;

      [f]   You fail to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been submitted to you in the course of your employment with the Company or any Subsidiary; or

      [g]   You engaged in conduct that the Committee reasonably concludes would have given rise to a termination for cause (as defined in the Plan) had it been discovered before you terminated.

2.00 BUY OUT/CANCELLATION OF AWARDS BY COMPANY. We may decide at any time to buy out your Awards. This may happen without your consent and at any time. If we decide to buy out your Awards, we will pay you the difference between the value of Awards that are exercisable (or vested) at that time and that are being bought out and the Exercise Price associated with those Awards. However, no payment will be made for any cancelled Awards that are not vested (and not exercisable) on the cancellation date.

3.00  AMENDMENT/TERMINATION. We may amend or terminate the Plan at any time.

                                     # # #
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You must sign this Agreement; if you do not, your Award will be cancelled. By signing this Agreement, you acknowledge that this Award is granted under and is subject to the terms and conditions described in this Agreement and in the Plan.

OPTIONEE/GRANTEE                            THE SCOTTS MIRACLE-GRO COMPANY

/s/ Robert F. Bernstock                     /s/ David M. Aronowitz
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Robert F. Bernstock                         David M. Aronowitz

(date signed) 11/17/05                      (date signed) Nov 10
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Date of this agreement:  October 12, 2005